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                                                                   EXHIBIT 23.7

                          CONSENT OF LATHAM & WATKINS

  We hereby consent to the reference to us and the summarization of our opinion in the first sentence of the first full paragraph on page F-71, which sentence is set forth in Note 19, "Provision for Dial-Around Compensation Adjustment," of the Peoples Telephone Company, Inc. Notes to Consolidated Financial Statements contained in the Joint Proxy Statement/Prospectus which constitutes part of the Registration Statement on Form S-4 relating to the proposed merger of Davel Communications Group, Inc. and Peoples Telephone Company, Inc.

                                          Latham & Watkins

Washington, D.C.
November 18, 1998